Exhibit 99.2

ADTRAN, INC.
(In thousands)

	Three Months Ended December 31, 2008	Three Months Ended December 31, 2007	Twelve Months Ended December 31, 2008	Twelve Months Ended December 31, 2007
Product Revenues Based on New Categories:
Loop Access	$ 47,519	$ 46,147	$ 204,874	$208,680
Carrier Systems	43,459	49,127	206,225	179,769
Business Networking	21,435	23,697	89,577	88,329
	$112,413	$118,971	$500,676	$476,778

Subcategories included in above:
Broadband Access (included in Carrier Systems)	$ 19,466	$ 27,276	$ 102,335	$ 83,951
Optical Access (included in Carrier Systems)	12,588	10,805	53,844	43,109
Internetworking (Netvanta & Multi-service Access Gateway) (included in Business Networking)	15,707	14,236	65,791	53,381
Growth Products	47,761	52,317	221,970	180,441
Percentage of Total Revenue	42.5%	44.0%	44.3%	37.8%

HDSL (does not include T1) (included in Loop Access)	41,710	36,283	179,814	173,550
Other products	22,942	30,371	98,892	122,787
Traditional Products	64,652	66,654	278,706	296,337
Percentage of Total Revenue	57.5%	56.0%	55.7%	62.2%

	$112,413	$118,971	$500,676	$476,778

Segment Revenues:
Carrier Networks	$86,762	$87,199	$392,219	$358,023
Enterprise Networks	25,651	31,772	108,457	118,755
	$112,413	$118,971	$500,676	$476,778

Sales by Geographic Region:
United States	$104,345	$103,247	$470,563	$437,159
International	8,068	15,724	30,113	39,619
	$112,413	$118,971	$500,676	$476,778